Exhibit 99.1

———————————————————
FOR IMMEDIATE RELEASE
———————————————————
Date: February 5, 2004
———————————————————
Contact: Leigh J. Abrams, President and CEO
———————————————————
Phone: (914) 428-9098   Fax: (914) 428-4581
———————————————————
E Mail: Drew@drewindustries.com
———————————————————

Drew Industries Announces Webcast Of
Fourth-Quarter Conference Call on February 11

WHITE PLAINS, NY, February 5, 2004 — Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, today announced it expects to release financial results for the fourth quarter and year ended December 31, 2003 on Wednesday, February 11, 2004, before the market opens.

The Company will host a conference call at 11:00 a.m. EDT the same day, February 11, to discuss the year end results and current business trends. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast on Drew’s web site at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.
Jason Lippert, President and CEO of Lippert Components, Inc.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for recreational vehicles and manufactured homes. Drew’s products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, and electric stabilizer jacks. From 41 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

# # #

3